EXHIBIT 5.1




                               February 22, 2002



The Coca-Cola Company
One Coca-Cola Plaza
Atlanta, Georgia 30313

Re:     The Coca-Cola Company -- Registration Statement on
        Form S-8 relating to Deferred Compensation Obligations under The Coca-Cola Company Deferred Compensation Plan

Gentlemen:

     I am Executive Vice President and General Counsel of The Coca-Cola Company, a Delaware corporation (the Company), and have acted as counsel for the Company in connection with the preparation of a Registration Statement on Form S-8 (the Registration Statement) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of deferred compensation obligations of the Company to be offered and sold under The Coca-Cola Company Deferred Compensation Plan (the Plan).

     In connection with this opinion, I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to certificates of public officials, I have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, I have relied upon statements and representations of representatives of the Company and of public officials.

     The opinions expressed herein are limited in all respects to (1) the federal laws of the United States of America; and (2) the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such Delaware laws; and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.



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The Coca-Cola Company
February 22, 2002
Page 2


     Based upon and subject to the foregoing, I am of the opinion that the deferred compensation obligations, when issued in accordance with the terms of and subject to the conditions of the Plan, will represent the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforcement may be limited by
(i) applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to my name under the caption Interest of Named Experts and Counsel in the Registration Statement.

                                        Very truly yours,


                                        /s/ Deval L. Patrick
                                        ------------------------------
                                        Deval L. Patrick